EXHIBIT 23.3


CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

We consent to the reference to our name under the heading "Enforceability of Civil Liabilities" in the prospectus that is part of this registration statement.

/S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Paris, France
September 13, 2002